EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
         (Unaudited and in thousands, except share and per share data)


                                                             THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                     ------------------------------------  -----------------------------------
                                                      SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,     SEPTEMBER 30,
                                                           2000               1999              2000               1999
                                                     -----------------  -----------------  ----------------  -----------------

Net income (loss)                                             $(1,480)              $149           $(7,325)           $(4,114)
                                                     =================  =================  ================  =================

                                                                       NET INCOME (LOSS) PER SHARE - BASIC

Weighted average common shares - Basic                     13,731,297         12,946,624        12,997,555         12,946,624
                                                     =================  =================  ================  =================

Net income (loss) per share - Basic                            $(0.11)             $0.01            $(0.56)            $(0.32)
                                                     =================  =================  ================  =================

                                                                      NET INCOME (LOSS) PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares - Basic                   13,731,297         12,946,624        12,997,555         12,946,624
  Dilutive effect of shares under employee stock
    plans                                                           -            256,506                 -                  -
                                                    -----------------  -----------------  ----------------  -----------------
  Weighted average common shares - Diluted                 13,731,297         13,203,130        12,997,555         12,946,624
                                                     =================  =================  ================  ================

Net income (loss) per share - Diluted                          $(0.11)             $0.01            $(0.56)            $(0.32)
                                                     =================  =================  ================  ================


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